                                  EXHIBIT 2.3

                    ARTICLES OF INCORPORATION OF CULVER CITY
                    STUDIO RECORDS, INC. DATED JULY 27, 1977

                                                                         [STAMP]


                           ARTICLES OF INCORPORATION

                                       OF

                        CULVER CITY STUDIO RECORDS, INC.


     For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby state:

                                 ARTICLE FIRST
                                      NAME

     The name of the corporation is:

                        Culver City Studio Records, Inc.

                                 ARTICLE SECOND
                             PURPOSES AND DURATION

The purposes for which the corporation is formed are:

     (a) To engage in any lawful business activity from time to time authorized or approved by the board of directors of this corporation;

     (b) To act as principal, agent, partner or joint venturer or in any other legal capacity in any transaction;

     (c)  To do business anywhere in the world; and

     (d) To have and exercise all rights and powers from time to time granted to a corporation by law.

     The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

     The duration of this corporation shall be perpetual.


                                 ARTICLE THIRD
                                    LOCATION

     The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is: 3890 S. Swenson, Suite 100, Las Vegas, Nevada, 89109.

                                 ARTICLE FOURTH
                                   DIRECTORS

     The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

                                 ARTICLE FIFTH
                   NAMES OF FIRST DIRECTORS AND INCORPORATORS

     The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:


Joseph R. Laird, Jr.
3890 S. Swenson, Suite 100
Las Vegas, Nevada 89109

Kenneth J. Fisher
3890 S. Swenson, Suite 100
Las Vegas, Nevada 89109

Winsor Thomas Savery
3890 S. Swenson, Suite 100
Las Vegas, Nevada 89109

                                 ARTICLE SIXTH
                                     STOCK

     The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

     The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000, and the par value of each such share is $0.25.

     IN WITNESS WHEREOF, the undersigned incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on July 5, 1977.

                                                       /s/ Joseph R. Laird, Jr.
                                                       ------------------------
                                                         Joseph R. Laird, Jr.

                                                        /s/ Kenneth J. Fisher
                                                       ------------------------
                                                           Kenneth J. Fisher

                                                       /s/ Winsor Thomas Savery
                                                       ------------------------
                                                         Winsor Thomas Savery

STATE OF CALIFORNIA       )
                          )   SS.
COUNTY OF LOS ANGELES     )

     On this 5th day of July, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth J. Fisher, and Winsor
T. Savery, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[SEAL]                                           /s/ K. Edward Smith
                                               -------------------------
                                                    Notary Public